AAL CAPITAL MANAGEMENT CORPORATION

                      REGISTERED REPRESENTATIVE'S AGREEMENT

This Registered Representative's Agreement (Agreement) is between AAL Capital Management Corporation (the Company), 222 West College Avenue, Appleton, WI
54919-0007 and           (Representative),  Social Security Number
jointly referred to as the "parties."

1. The Company is a broker-dealer, registered with the United States Securities and Exchange Commission (SEC), is a member of the National Association of Securities Dealer, Inc. (NASD) and is licensed to do business as a broker--dealer in all states.

2. The Company is a distributor for The AAL Mutual Funds and the AAL Variable Annuity, and may, in the future, offer additional products. Herein after, all approved products are referred to as "Securities."

3. All securities distributed by the Company are registered, as required with the SEC and any states in which the securities are authorized for sale.

4.   Representative   is  employed  by  Aid  Association  for  Lutherans  (AAL),
     Appleton, Wisconsin, pursuant to an employment agreement and is licensed to sell AAL insurance and annuity products.

5. Representative wishes to be licensed as an associated person with the Company to offer and sell the securities which may be offered through the Company and the Company wishes to have Representative offer and sell Such securities pursuant to the terms of this Agreement.

6. Representative has passed the NASD Series 6 or 7 examination and the Series 63 if required. The Representative will also be properly licensed with all states in which the Representative will offer the securities.

                                    AGREEMENT
1. Licensing

     a. Representative agrees to cooperate with the Company and all regulators to maintain securities licenses with the NASD and all states in which the Representative will offer or sell securities. Representative agrees to offer or sell securities only when the Representative is promptly licensed with the NASD, licensed with the state in which the offer or sale is made and only if the securities are registered for sale in which state. Representative agrees not to offer or sell securities in any state(s) unless the Representative: (1) has an effective Registered Representative's Agreement with the Company and
          (2) has been notified in writing by the Company of the effectiveness of the Representative's securities license(s) in the state(s) in which offers and sales will be made.

     b. Representative agrees not to be licensed with any other broker-dealer while the Representative is licensed with the Company.

     c. Representative agrees to pay all costs of licensing and registration with the NASD and any states or other regulatory authorities. Costs include: initial license fees, administration fees, examination fees, study courses, study materials, continuing education, subsequent renewals, termination fees and any state or local taxes. Representative consents to the payment of renewal fees through deductions from commissions payable by the Company or through the AAL payroll deduction system.

     d. Representative will not engage in any activity which would require registration as an investment adviser with the SEC or any state.

     e. Representative will notify the Company within 20 days of any changes or amendments to the information contained in the Representative's NASD Form U4 by filing an amended Form U4. The Representative will use this amended U4 procedure to give notice to the Company of change of home or branch office address, and/or compensation or employment from outside business activities (except passive investments).

     f.   Representative   will  comply  with  NASD  or  state   branch   office
          requirements,   including   the  payment  of  necessary   fees,   when
          applicable.

     g.   Representative   agrees  to  comply  with  all  continuing   education
          requirements.

     h. Representative authorizes, to the extent permitted by law, the Company and/or AAL to at anytime investigate the Representative's financial and credit record through any consumer reporting agency or bureau of the Company's choice, and further to make an investigation of Representative's personal history including character, general reputation and record of law enforcement activity, if any.

2.    Sales Territory

Representative will conduct securities sales activities in accordance with such policies established by AAL as it pertains to the territory or district in which the Representative conducts AAL customer sales activities.

3.    Sales Activities

     a. Representative agrees to sell only securities products authorized for sale by the Company under this Agreement and will not offer or sell other securities or other products that may be construed as securities.

     b. Representative agrees to make only representations concerning the securities with the then current prospectus and sales literature approved for use by the Company Representative agrees to offer or sell the securities only in compliance with applicable federal and state securities and insurance laws. Representative will furnish each person to whom any such sale or offer is made a copy of the then Current prospectus, as it may be amended or supplemented. Representative agrees not to furnish to any person any information related to the securities offered through the Company which is inconsistent in any respect with the information contained in a current prospectus. The Representative will not use any sales literature or cause my advertisement to be published in any newspaper, posted in any public place or distributed in any way without the prior consent of the Company.

     c. All securities sales are subject to acceptance in writing by a designated principal of the Company. The Company reserves the right to reject any amounts, applications, orders or payments remitted by Representative and refund to any Customers any payments made by them.

4.    Rules and Procedures

     a. Representatives shall perform all securities activities through the Company and in the name of the Company. Representative shall act in accordance with the rules and regulations of the SEC, the NASD, applicable state and insurance laws and any rules, regulations and procedures established by the Company pursuant to those requirements. Representative is required to be familiar with and understand the securities laws and regulations of the state(s) in which the Representative offers or sells securities. This responsibility is in addition to any requirement to pass any NASD or state securities examination.

     b. Representative must be familiar with and follow all of the procedures of the Company, which have been developed to comply with the SEC, NASD and applicable state securities laws. Specifically, but not limited to the following, Representative agrees to:

          i.   Transmit to the Company, or its designated  fiduciary,  within 24
               hours  of  receipt,   all  monies,   orders,   applications   and
               instructions received from all sales and all customers.

      Never under any circumstances accept cash or securities from a customer. The Representative will never commingle any checks or funds received from customers with any other monies and will not deposit customer funds in personal, business or trust bank accounts of the Representative.

          iii. Advise the Company of any securities trading account over witch the Representative has discretionary trading authority or in which the Representative has a financial interest. Representative will notify the Company's Compliance Department of any existing securities accounts at the time of the execution of this Agreement and at the time of the opening of any new account the. Representative will provide the account number, name and address of the broker and information as to the type of account. Representative shall request the broker to notify the Company directly as to any such accounts and to provide the Company with duplicate confirmations of all trades upon the Company's request.

          iv. Keep all necessary records, for the necessary period of time, as may be required by the Company, the NASD or other regulatory body. All such records are considered to be the property of the Company and shall be subject to the Company upon termination of this Agreement. Failure to obtain or deliver records is a violation which may result in disciplinary action.

          v. Adhere to all regulatory requirements with respect to the use of stationery, business cards, telephone numbers, business advertising and sales literature and correspondence to shareholders.

          vi. Read understand and comply with the specific Compliance rules and procedures set forth in the Registered Representative Desktop Answer Book and any other procedural manuals maintained by the Company.

          vii. Maintain the following files and records on a current basis:

      A Registered Representative File containing this Agreement, an NASD form U4, NASD Status Reports confirmations licensing status, correspondence between the Company and the Representative and any other documents relating to Representative status as an associated person of the Company.

      A Complaint File containing any written or oral complaints received from clients in connection with the solicitation of a purchase order of authorized securities products of the Company. Representative understands any written or oral complaints must be immediately forwarded to the Compliance Department of the Company.

      A Daily Blotter File containing a chronological fist of all securities transactions.

      A separate Customer File for each customer, Mutual Fund and Variable Annuity, containing, as a minimum, copies of the new account information form, application, confirmations or customer's statements and other matters relating to the customer to assist Representative in determining suitability of customer transactions. Some documents may be stored to computer disk pursuant to company policy.

          A Correspondence File with copies of all correspondence and the name and address of each person receiving such correspondence. Representative understands that only correspondence which has been approved by a principal of the Company may be used.

          An Advertising and Sales Literature File containing copies of any of the Company's pre-approved sales literature or advertising material by the Representative and the name and address of each person to whom such material is given. Representative understands not to use any sales-s literature, advertising materials or correspondence except sales literature, advertising and correspondence pre-approved and furnished shed by the Company.

          A Commission Statement File containing chronological statements of commissions paid to the Representative by the Company and must include the most recent 12b-1 quarterly commission statement showing all customers assigned to the Representative.

          A Compliance Procedures and Memos File containing written compliance memoranda and related procedures.

5. Commissions

     a. The Company will compensate Representi6ve in accordance with the current Company Schedule Of Commissions which is in effect at the time of this Agreement, or as thereafter amended. The Company may, it its option, and with prior notice, change the Schedule of Commissions is it applies to the business sold by Representative after Such change. Representative waives any right to receive commissions until such time as the company receives the commission from the securities transaction. Commissions and other fees shall be paid it the times set forth in the Schedule of Commissions.

     b. In the event of the termination of Representative's association with the Company, commissions will be paid for business received in good form through the date of termination.

     c. The Company shall hive the fight to deduct any monies owed to the Company from the Representative. Such amounts will be deducted from the Representative's commissions or other fees until such amount, due to the Company are fully paid.

     d. In the event of a loss to a shareholder which is due to an error or delay attributable to Representative, such loss will be borne by Representative and may be collected directly from the Representative or be offset against future commissions or other fees. If Representative has no commissions or other fees, the Representative will reimburse the company directly and within 30 days of a request for payment.

     e. If Representative violates this Agreement the company may retain, to the extent it deems necessary, any commissions or fees Representative otherwise would be entitled to receive-

     f.   If  Representative  fails to  surrender  the  records  referred  to in
          Section 4.biv. immediately following request by the Company or its authorized representative, the Representative shall not receive any commissions or other fees and other payments which are, or likely be, due to the Representative until such records have been delivered.

     g. The Company is authorized to make decisions relative to commissions or other fees or any other credits and debits to Representative's account as it believes consistent with the terms of this contract provided that a Representative aggrieved by such a decision can submit any dispute to arbitration.

     h. Representative consents to the payment of marketing materials ordered by Representative through deduction from commissions or other fees.

6.    Independent Contractor

Representative represents to be an independent contractor with respect to the relationship with the Company, and this Agreement shall not be construed to create the relationship of employee and employer between Representative and the Company. Representative shall pay the expenses in connection with all securities sales activities. The Company shall not be liable for any financial obligations incurred by Representative in the conduct of securities .activities. Representative's contract and relationship with the Company are unique and separate from any agreement the Company may have with any other person. The Representative fights and obligations with respect to the Company are entirely dependent upon this Agreement and this Agreement supersedes any and all prior Agreements between the parties.

7.    Indemnification

Representative shall indemnify and hold the Company harmless from any and all expenses, costs, causes of action or damages resulting from any violation of the terms of this Agreement including any unauthorized acts or securities transactions by Representative.

8.    No Assignment

This Agreement is personal to Representative, and neither this Agreement nor any of the benefits to accrue hereunder shall be assigned or transferred in any way, in whole or in part, without the written consent of the Company.

9.    Amendments

No verbal statement made by any party, or any Representative of a party, shall affect or change this Agreement in any respect. Any modification or amendment to this Agreement except as to changes in commissions in accordance with Section 5.a., must be made in writing and signed by the parties before it shall become effective. Any change in commissions will be determined by the Company, as set forth in Section 5.a. of this Agreement with prior notice of such changes given to the Representative.

10. Notices

AU notices, requests, consents and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by first-class mail (notice sent by mail shall be deemed to be given on the date mailed) to the business address of the Company. All notices to the Representative shall be considered made if personally delivered, or if sent to the last designated home address of the Representative shown on the Company's records by first-class mail or through the AAL internal distribution system. Representative is responsible for maintaining records regarding the current home address and branch office address (where applicable) by written notification to the Company.

11. Wisconsin Law

This Agreement shall be interpreted under and in accordance with laws of the State of Wisconsin.

12.     Arbitration

Any dispute between Representative and the Company must be arbitrated and will be subject to the provisions of the NASD Code of Arbitration Procedure.

13.     Termination of Agreement

This Agreement shall be continuous, but may be terminated by either party, with or without cause, by giving written notice to the other party. Representative will be furnished a copy of NASD Form U-5 (Uniform Termination Notice) after termination, which should be retained by Representative and must be provided to any broker-dealer with whom the Representative subsequently becomes affiliated.

14.     Effective Date

The effective date of this Agreement shall be the date on which it is signed by an authorized agent of the Company.

15.     Severability

If any term, provision covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement will remain in full force and effect and shall in no way be affected impaired or invalidated

Executed on the dates hereinafter set forth.



REGISTERED REPRESENTATIVE


Signature                                                      Date

Print Name

AAL CAPITAL MANAGEMENT CORPORATION

By

Signature                                                      Date

                       AAL CAPITAL MANAGEMENT CORPORATION
                 222 West College Avenue, Appleton, WI 54919-0007
                                  800-338-9822